UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 2, 2009


                         GOLDEN KEY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    000-53027                 33-0944402
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)         Identification Number)

119 11th Street, Fort McLeod, Alberta, Canada                    T0L 0Z0
  (Address of principal executive offices)                      (zip code)

                                  403-553-2840
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective October 2, 2009, Robert Agostini and Lysand Marrero resigned from Golden Key International, Inc. (the "Company") as executive officers and directors of the Company. Prior to their resignation, Mr. Robert Blair was appointed as the Chief Executive Officer, Present, Secretary, and Treasurer and as a director of the Company effective October 2, 2009.

There are no understandings or arrangements between Mr. Blair and any other person pursuant to which he was appointed as an executive officer. Mr. Blair presently does not serve on any Company committee. Mr. Blair does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Blair has never entered into a transaction, nor are there any proposed transactions, between Mr. Blair and the Company.

From 1998 to current date, Mr. Robert Blair is retired. From 1972 to 1998, Mr. Blair served as direct representative for 26 years with Hostess Foods Ltd., a division of Kraft Foods Ltd, where he built the sales and shipping divisions of Hostess Foods in the provinces of Newfoundland and British Columbia, Canada.

On February 19, 1999, the Company issued 4,000,000 shares of common stock to Mr. Norman Blair, a former officer and director of the company in exchange for cash in the amount of $400. On July 13, 2009, the Company entered into an Agreement and Release with Norman Blair pursuant to which Norman Blair agreed to return 4,000,000 shares of common stock of the Company for cancellation and has provided a full release of the Company in consideration of a cash payment of $25,000, a promissory note in the amount of $150,000 payable on September 13, 2009 (the "Blair Note") and the transfer of all securities of Deep Rooted, Inc., the Company's former wholly owned subsidiary. Messrs Agostini, Peterson, Marrero and Rubin (the "Shareholders") pledged their shares of the Company to Norman Blair as security for payment of the Blair Note. The Company failed to pay the Blair Note at maturity and, as a result, Norman Blair took possession of the shares held by the Shareholders resulting in a change in control to the Company. As a result of the above, the Company will again focus its operations on the development of a cross-platform community portal provider. Further, all securities of Home Savers Holding Corp. were returned to the Shareholders and the Company will no longer continue the operation of such business.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GOLDEN KEY INTERNATIONAL, INC.


Dated: October 7, 2009                  By: /s/ Robert Blair
                                            ------------------------------------
                                        Name:  Robert Blair
                                        Title: CEO

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